FOOTSTAR, INC. Employment Agreement for NEELE E. STEARNS, JR. [GRAPHIC OMITTED]

EMPLOYMENT AGREEMENT

                 AGREEMENT, made and entered into as of the 12 day of September, 2003 by and between Footstar, Inc., a Delaware corporation (together with its successors and assigns permitted under this Agreement, the “Company”), and NEELE E. STEARNS, JR. (the “Executive”).

W I T N E S S E T H :

                 WHEREAS, the Company desires to employ the Executive pursuant to an agreement embodying the terms of such employment (this “Agreement”) and the Executive desires to enter into this Agreement and to accept such employment, subject to the terms and provisions of this Agreement;

                 NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and the Executive (individually a “Party” and together the “Parties”) agree as follows:

        1.     Definitions.

                (a)               “Base Salary” shall have the meaning set forth in Section 4 below.

                (b)               “Board” shall mean the Board of Directors of the Company.

                (c)               “Cause” shall have the meaning set forth in Section 8(b) below.

                (d)               “Confidential Information” shall have the meaning set forth in Section 9 below.

                (e)               “Constructive Termination Without Cause” shall have the meaning set forth in Section 8(c) below.

                (f)               “Effective Date” shall have the meaning set forth in Section 2 below.

                (g)               “Subsidiary” shall have the meaning set forth in Section 9 below.

                (h)               “Term of Employment” shall have the meaning set forth in Section 2 below.

                (i)                “Termination Without Cause” shall have the meaning set forth in Section 8(c) below.

        2.     Term of Employment.

                (a)               The term of the Executive’s employment under this Agreement shall commence on September 12, 2003 (the “Effective Date”) and end on December 31, 2003 (such period, the “Term of Employment”).

                (b)               At least 30 days prior to the expiration of the Term of Employment, the parties shall meet to discuss this Agreement and may agree in writing to extend and/or modify any of the terms of this Agreement.

        3.     Position, Duties and Responsibilities.

                (a)              Generally. The Executive shall serve as Chairman of the Board of Directors and Chief Executive Officer of the Company, and shall continue to serve as a director of the Company. The Executive shall report only to the Board, and shall have and perform such duties, responsibilities, and authorities as shall be customary for the chief executive officer of a publicly-held corporation of the size, type and nature of the Company as may exist from time to time, and as are consistent with such position and status. Subject to the provisions of Section 3(b) of this Agreement, the Executive shall devote a significant portion of his business time and attention (,except for periods of vacation or absence due to illness), and his best efforts, abilities, experience, and talent to his position and the businesses of the Company (which time shall be reviewed by the Compensation Committee of the Board of Directors at the end of each quarter and then reported upon to the Board).

                (b)              Other Activities. The Company recognizes the exigent circumstances under which Executive is commencing his employment with the Company, and accordingly agrees that during the Term of Employment, nothing in this Agreement shall preclude the Executive from (i) consulting with Financial Investments Corporation (from which he is taking a leave of absence as Chairman in order to commence his employment with the Company); (ii) serving on the boards of directors of outside entities, including, without limitation, the boards of directors of Maytag, Schwarz and Evanston Northwestern Healthcare; (iii) engaging in charitable activities and community affairs; and (iv) managing his personal investments and affairs, provided that such activities do not materially interfere with the proper performance of his duties and responsibilities under this Agreement.

                (c)              Place of Employment. The Executive’s principal place of employment shall be at the Company’s headquarters, currently located in West Nyack, New York.

        4.     Base Salary.

                The Executive shall be paid a salary, payable in accordance with the regular payroll practices (including pay periods) for other senior-level executives of the Company, of not less than $75,000 per month (“Base Salary”).

        5.     Additional Compensation.

                (a)               On the date of commencement of the Term of Employment, and in consideration of the Executive’s entering into this Agreement, the Company shall pay to the Executive Special Compensation in the amount of $100,000.

                (b)               At the expiration of the Term of Employment or any renewal thereof, the Compensation Committee of the Board shall recommend to the Board whether to pay to the Executive a bonus with respect to the Executive’s performance of his duties and responsibilities during the Term of Employment, it being recognized and understood that such bonus shall be awarded solely upon the approval of the Board following a review by the Compensation Committee of the Board.

        6.     Employee Benefits.

                (a)               The Executive shall participate in all employee benefit programs of the Company applicable to the senior executives of the Company, including, without limitation, long-term incentive plans and programs, short-term incentive plans and programs, employee welfare and pension plans, programs and arrangements, executive perquisites and insurance. At his option, the Executive may opt out of coverage in the Company’s health insurance plans and/or disability insurance plan, and if the Executive does so, the Company shall only be obligated to reimburse the Executive for the costs of such insurance to the extent such costs do not exceed the costs of obtaining equivalent coverage from the Company. The Company also agrees that it shall, as soon as practicable and consistent with applicable legal requirements, grant to the Executive equity compensation, in such amounts and in such form as shall be mutually and reasonably agreed by the Executive and the Board, following a review by the Compensation Committee of the Board.

                 (b)               The Company acknowledges and agrees that the Executive’s principal residences are located in the State of Illinois and the State of Florida. In consideration of the Executive’s commencement of employment hereunder, the Company agrees that during the Term of Employment, the Company shall:

                             (i)        provide the Executive with, and bear all costs (including, without limitation, any brokerage fees and security deposits) of, furnished housing within 25 miles of the Company’s headquarters in New York, such housing and furnishings to be of a quality and size commensurate with the Executive’s position in the Company and as shall be reasonably acceptable to the Executive and the Board, following a review by the Compensation Committee of the Board;

(ii) reimburse the Executive for his reasonable living expenses in New York;

(iii) reimburse the Executive for his travel expenses from his principal residences to the Company’s headquarters in New York;

                             (iv)       provide the Executive with, and bear all costs of, the use of an automobile while Executive is in New York, the type and cost of such automobile to be mutually and reasonably agreed by the Executive and the Board, following a review by the Compensation Committee of the Board; and

(v) reimburse the Executive for all other reasonable relocation costs incurred by Executive in commencing his employment with the Company.

                (c)              The Executive is authorized to incur reasonable expenses in carrying out his duties and responsibilities under this Agreement, and the Company shall promptly reimburse him for all business expenses incurred in connection therewith, subject to documentation in accordance with the Company’s policy.

                (d)              The Company shall pay to the Executive such additional amounts such that the net amount retained by the Executive, after reduction for any Federal, state and local taxes on the payment of the foregoing expenses, shall make the Executive whole with respect to such expenses.

        7.     Disability.

                (a)              During the Term of Employment, the Executive shall be entitled to disability coverage as described in this Section 7(a). In the event the Executive becomes disabled, as that term is defined under the Company’s Long-Term Disability Plan, the Executive shall be entitled to receive pursuant to the Company’s Long-Term Disability Plan or otherwise, and in place of his Base Salary and any other employee benefits other than for disabled employees, an amount calculated at the annual rate in effect at the commencement date of his Company long-term disability benefit (“Commencement Date”) for a period beginning on the Commencement Date and ending in accordance with such plan. If he ceases to be disabled and does not resume his position in accordance with the preceding sentence, he shall be treated as if he voluntarily terminated his employment pursuant to Section 8(d) as of the date the Executive ceases to be disabled. If the Executive is not offered his position or another senior executive position after he ceases to be disabled during the Term of Employment, he shall be treated as if his employment was terminated without Cause pursuant to Section 8(c) as of the date the Executive ceases to be disabled.

                (b)              During the period the Executive is receiving disability benefits pursuant to Section 7(a) above, he shall continue to be treated as an employee for purposes of all employee benefits and entitlements in which he was participating on the Commencement Date, including without limitation, the benefits and entitlements referred to in Section 6 above, except that the Executive shall not be entitled to receive any annual salary increases or any new stock incentive awards following the Commencement Date.

        8.     Termination of Employment.

                (a)              Termination Due to Death. In the event the Executive’s employment with the Company is terminated due to his death, his estate or his beneficiaries, as the case may be, shall be entitled to and their sole remedies under this Agreement shall be to receive:

(i) Executive’s Base Salary through, the date of death, which shall be paid in a single lump sum not later than 15 days following the Executive’s death; and

(ii) any discretionary bonus for the year in which the Executive’s death occurs as shall be decided by the Board, following a review by the Compensation Committee of the Board.

(b) Termination by the Company for Cause.

(i) “Cause”shall mean:

(A) the Executive’s willful and material breach of Section 9 of this Agreement;

(B) the Executive is convicted of a felony involving moral turpitude; or

                                                  (C)        the Executive engages in conduct that constitutes willful gross neglect or willful gross misconduct in carrying out his duties under this Agreement, resulting, in either case, in material harm to the financial condition or reputation of the Company.

For purposes of this Agreement, an act or failure to act on Executive s part shall be considered “willful” if it was done or omitted to be done by him not in good faith, and shall not include any act or failure to act resulting from any incapacity of Executive.

                            (ii)               A termination for Cause shall not take effect unless the provisions of this paragraph (ii) are complied with. The Executive shall be given written notice by the Company of its intention to terminate him for Cause, such notice (A) to state in detail the particular act or acts or failure or failures to act that constitute the grounds on which the proposed termination for Cause is based and (B) to be given within 15 days of the Company s learning of such act or acts or failure or failures to act. The Executive shall have 5 days after the date that such written notice has been given to him in which to cure such conduct, to the extent such cure is possible. If he fails to cure such conduct, the Executive shall then be entitled to a hearing before the Board, or a committee designated by the Board, at which the Executive is entitled to appear. Such hearing shall be held within 10 days of such notice to the Executive, provided he requests such hearing within 5 days of the written notice from the Company of the intention to terminate him for Cause. If, within five days following such hearing, the Executive is furnished written notice by the Board confirming that, in its judgment, grounds for Cause on the basis of the original notice exist, he shall thereupon be terminated for Cause. Such hearing shall not limit any other review as set forth in this Agreement on a de novo basis. Such hearing shall be limited to the grounds set forth in the termination notice.

                             (iii)               In the event the Company terminates the Executive’s employment for Cause, he shall be entitled to, and his sole remedies under this Agreement shall be to receive his Base Salary through the date of the termination of his employment for Cause, which shall be paid in a single lump sum not later than 15 days following the Executive’s termination of employment.

                (c)              Termination Without Cause or Constructive Termination Without Cause. In the event the Executive’s employment with the Company is terminated without Cause (which termination shall be effective as of the date specified by the Company in a written notice to the Executive), other than due to death, or in the event there is a Constructive Termination Without Cause (as defined below), the Executive shall be entitled to and his sole remedies under this Agreement shall be to receive:

(i) Base Salary through the date of termination of the Executive’s employment, which shall be paid in a single lump sum not later than 15 days following the Executive’s termination of employment; and

                            (ii)               Base Salary, at the annualized rate in effect on the date of termination of the Executive’s employment (or in the event a reduction in Base Salary is the basis for a Constructive Termination Without Cause, then the Base Salary in effect immediately prior to such reduction), for a period through the end of the term of this Employment Agreement (the “Severance Period”); and

                            (iii)               continued participation in all medical, health and life insurance plans at the same benefit level at which he was participating on the date of the termination of his employment until the end of the Severance Period.

                 “Termination Without Cause” shall mean the Executive’s employment is terminated by the Company for any reason other than Cause (as defined in Section 8(b)) or due to death.

                 “Constructive Termination Without Cause” shall mean a termination of the Executive’s employment following the occurrence, without the Executive’s written consent, of one or more of the following events (except as a result of a prior termination):

(A) an assignment of any duties to the Executive which are inconsistent with his status as a senior executive of the Company;

                                                (B)               failure of the Company, for any reason, to maintain during the Term of Employment directors’ and officers’ liability insurance in a policy amount of not less than the policy amount in effect for 2003, and on such terms as are comparable to those of the policy currently in effect;

(C) any other failure by the Company to perform any material obligation under, or breach by the Company of any material provision of, this Agreement that is not cured within 30 days; or

(D) any failure to secure the agreement of any successor corporation or other entity to the Company to fully assume the Company s obligations under this Agreement.

                (d)              Voluntary Termination. In the event of a termination of employment by the Executive on his own initiative after delivery of 10 business days’ advance written notice, other than a termination due to death or a Constructive Termination Without Cause, the Executive shall have the same entitlements as provided in Section 8(b)(iii) above for a termination for Cause,

                 (e)               No Mitigation; No Offset. In the event of any termination of employment under this Section 8, the Executive shall be under no obligation to seek other employment; amounts due the Executive under this Agreement shall not be offset by any remuneration attributable to any subsequent employment that he may obtain.

                (f)              Nature of Payments. Any amounts due under this Section 8 are in the nature of severance payments considered to be reasonable by the Company and are not in the nature of a penalty.

                 (g)              Exclusivity of Severance Payments. Upon termination of the Executive s employment during the Term of Employment, he shall not be entitled to any severance payments or severance benefits from the Company or any payments by the Company on account of any claim by him of wrongful termination, including claims under any federal, state or local human and civil rights or labor laws, other than the payments and benefits provided in this Section 8.

                 (h)              Release of Employment Claims. The Executive agrees, as a condition to receipt of the termination payments and benefits provided for in this Section 8, that he will execute a release agreement, in a form reasonably satisfactory to the Company, releasing any and all claims arising out of the Executive s employment (other than enforcement of this Agreement, the Executive’s rights under any of the Company s incentive compensation and employee benefit plans and programs to which he is entitled under this Agreement, and any claim for any tort for personal injury not arising out of or related to his termination of employment).

        9.     Confidentiality; Cooperation with Regard to Litigation.

                (a)              During the Term of Employment and thereafter, the Executive shall not, without the prior written consent of the Company, disclose to anyone except in good faith in the ordinary course of business to a person who will be advised by the Executive to keep such information confidential or make use of any Confidential Information, except when required to do so by legal process, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) that requires him to divulge, disclose or make accessible such information. In the event that the Executive is so ordered, he shall give prompt written notice to the Company in order to allow the Company the opportunity to object to or otherwise resist such order.

                (b)              During the Term of Employment and thereafter, Executive shall not disclose the existence or contents of this Agreement beyond what is disclosed in the proxy statement or documents filed with the government unless and to the extent such disclosure is required by law, by a governmental agency, or in a document required by law to be filed with a governmental agency or in connection with enforcement of his rights under this Agreement. In the event that disclosure is so required, the Executive shall give prompt written notice to the Company in order to allow the Company the opportunity to object to or otherwise resist such requirement. This restriction shall not apply to such disclosure by him to members of his immediate family, his tax, legal or financial advisors, any lender, or tax authorities, or to potential future employers to the extent necessary, each of whom shall be advised not to disclose such information.

                (c)              “Confidential Information” shall mean all information that is not known or available to the public concerning the business of the Company or any Subsidiary relating to any of their products, product development, trade secrets, customers, suppliers, finances, and business plans and strategies. For this purpose, information known or available generally within the trade or industry of the Company or any Subsidiary shall be deemed to be known or available to the public. Confidential Information shall include information that is, or becomes, known to the public as a result of a breach by the Executive of the provisions of Section 9(a) above.

                (d)              “Subsidiary” shall mean any corporation controlled directly or indirectly by the Company and any affiliate of the Company.

                (e)              The Executive agrees to cooperate with the Company, during the Term of Employment and thereafter (including following the Executive s termination of employment for any reason), by making himself available to testify on behalf of the Company or any Subsidiary or affiliate of the Company, in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and to assist the Company, or any Subsidiary or affiliate of the Company, in any such action, suit, or proceeding, by providing information and meeting and consulting with the Board or its representatives or counsel, or representatives or counsel to the Company, or any Subsidiary or affiliate of the Company, as requested. The Company agrees to reimburse the Executive, on an after-tax basis, for all expenses actually incurred in connection with his provision of testimony or assistance.

        10.     Remedies.

        In addition to whatever other rights and remedies the Company may have at equity or in law, if the Executive breaches any of the provisions contained in Section 9 above, the Company (a) shall have the right to immediately terminate all payments and benefits due under this Agreement and (b) shall have the right to seek injunctive relief. The Executive acknowledges that such a breach would cause irreparable injury and that money damages would not provide an adequate remedy for the Company.

        11.     Resolution of Disputes.

        Any disputes arising under or in connection with this Agreement, other than seeking injunctive relief under Section 10, shall be resolved by binding arbitration, to be held at an office closest to the Company s principal offices in accordance with the rules and procedures of the American Arbitration Association, except that disputes arising under or in connection with Section 9 above shall be submitted to the federal or state courts in the State of New York. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Pending the resolution of any arbitration or court proceeding, the Company shall continue payment of all amounts and benefits due the Executive under this Agreement. All reasonable costs and expenses (including fees and disbursements of counsel) incurred by the Executive in seeking to enforce rights pursuant to this Agreement shall be paid on behalf of or reimbursed to the Executive promptly by the Company, whether or not the Executive is successful in asserting such rights; provided, however, that no reimbursement shall be made of such expenses relating to any unsuccessful assertion of rights if and to the extent that the Executive’s assertion of such rights was in bad faith or frivolous.

        12.     Indemnification.

                (a)              Company Indemnity. The Company agrees that if the Executive is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he is or was a director, officer or employee of the Company or any Subsidiary or is or was serving at the request of the Company or any Subsidiary as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is the Executive s alleged action in an official capacity while serving as a director, officer, member, employee or agent, the Executive shall be indemnified and held harmless by the Company to the fullest extent legally permitted or authorized by the Company s certificate of incorporation or bylaws or resolutions of the Company s Board of Directors or, if greater, by the laws of the State of Delaware, against all cost, expense, liability and loss (including, without limitation, attorney s fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Executive in connection therewith, and such indemnification shall continue as to the Executive even if he has ceased to be a director, member, officer, employee or agent of the Company or other entity and shall inure to the benefit of the Executive s heirs, executors and administrators. The Company shall advance to the Executive all reasonable costs and expenses incurred by him in connection with a Proceeding within 20 days after receipt by the Company of a written request for such advance. Such request shall include an undertaking by the Executive to repay the amount of such advance if it shall ultimately be determined that he is not entitled to be indemnified against such costs and expenses.

                (b)              No Presumption Regarding Standard of Conduct. Neither the failure of the Company (including its board of directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of any proceeding concerning payment of amounts claimed by the Executive under Section 12(a) above that indemnification of the Executive is proper because he has met the applicable standard of conduct, nor a determination by the Company (including its board of directors, independent legal counsel or stockholders) that the Executive has not met such applicable standard of conduct, shall create a presumption that the Executive has not met the applicable standard of conduct.

                 (c)               Liability Insurance. The Company agrees to continue and maintain a directors and officers liability insurance policy covering the Executive to the extent the Company provides such coverage for its other executive officers, such policy to have a policy limit equal to not less than the limits on the directors’ and officers liability insurance in effect on the date hereof.

        13.       Excise Tax Gross-Up.

        If the Executive becomes entitled to one or more payments (with a “payment” including, without limitation, the vesting of an option or other non-cash benefit or property), whether pursuant to the terms of this Agreement or any other plan, arrangement, or agreement with the Company or any affiliated company (the “Total Payments”), which are or become subject to the tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”) (or any similar tax that may hereafter be imposed) (the “Excise Tax”), the Company shall pay to the Executive at the time specified below an additional amount (the “Gross-up Payment”) (which shall include, without limitation, reimbursement for any penalties and interest that may accrue in respect of such Excise Tax) such that the net amount retained by the Executive, after reduction for any Excise Tax (including any penalties or interest thereon) on the Total Payments and any federal, state and local income or employment tax and Excise Tax on the Gross-up Payment provided for by this Section 13, but before reduction for any federal, state, or local income or employment tax on the Total Payments, shall be equal to the sum of (a) the Total Payments, and (b) an amount equal to the sum of the products of any deductions disallowed for federal, state, or local income tax purposes because of the inclusion of the Gross-up Payment in the Executive s adjusted gross income multiplied by the highest applicable marginal rate of federal, state, or local income taxation, respectively, for the calendar year in which the Gross-up Payment is to be made.

        For purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amount of such Excise Tax:

                             (i)               The Total Payments shall be treated as “parachute payments” within the meaning of Section 280G(b)(2) of the Code, and all “excess parachute payments” within the meaning of Section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax, unless, and except to the extent that, in the written opinion of independent compensation consultants, counsel or auditors of nationally recognized standing (“Independent Advisors”) selected by the Company and reasonably acceptable to the Executive, the Total Payments (in whole or in part) do not constitute parachute payments, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code in excess of the base amount within the meaning of Section 280G(b)(3) of the Code or are otherwise not subject to the Excise Tax;

                            (ii)               The amount of the Total Payments which shall be treated as subject to the Excise Tax shall be equal to the lesser of (A) the total amount of the Total Payments or (B) the total amount of excess parachute payments within the meaning of Section 280G(b)(1) of the Code (after applying clause (i) above); and

                            (iii)               The value of any non-cash benefits or any deferred payment or benefit shall be determined by the Independent Advisors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.

        For purposes of determining the amount of the Gross-up Payment, the Executive shall be deemed (A) to pay federal income taxes at the highest marginal rate of federal income taxation for the calendar year in which the Gross-up Payment is to be made; (B) to pay any applicable state and local income taxes at the highest marginal rate of taxation for the calendar year in which the Gross-up Payment is to be made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes if paid in such year (determined without regard to limitations on deductions based upon the amount of the Executive s adjusted gross income); and (C) to have otherwise allowable deductions for federal, state, and local income tax purposes at least equal to those disallowed because of the inclusion of the Gross-up Payment in the Executive s adjusted gross income. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time the Gross-up Payment is made, the Executive shall repay to the Company at the time that the amount of such reduction in Excise Tax is finally determined (but, if previously paid to the taxing authorities, not prior to the time the amount of such reduction is refunded to the Executive or otherwise realized as a benefit by the Executive) the portion of the Gross-up Payment that would not have been paid if such Excise Tax had been applied in initially calculating the Gross-up Payment, plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time the Gross-up Payment is made (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-up Payment), the Company shall make an additional Gross-up Payment in respect of such excess (plus any interest and penalties payable with respect to such excess) at the time that the amount of such excess is finally determined.

        The Gross-up Payment provided for above shall be paid on the 30th day (or such earlier date as the Excise Tax becomes due and payable to the taxing authorities) after it has been determined that the Total Payments (or any portion thereof) are subject to the Excise Tax; provided, however, that if the amount of such Gross-up Payment or portion thereof cannot be finally determined on or before such day, the Company shall pay to the Executive on such day an estimate, as determined by the Independent Advisors, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code), as soon as the amount thereof can be determined. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Executive, payable on the fifth day after demand by the Company (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code). If more than one Gross-up Payment is made, the amount of each Gross-up Payment shall be computed so as not to duplicate any prior Gross-up Payment. The Company shall have the right to control all proceedings with the Internal Revenue Service that may arise in connection with the determination and assessment of any Excise Tax and, at its sole option, the Company may pursue or forego any and all administrative appeals, proceedings, hearings, and conferences with any taxing authority in respect of such Excise Tax (including any interest or penalties thereon); provided, however, that the Company s control over any such proceedings shall be limited to issues with respect to which a Gross-up Payment would be payable hereunder, and the Executive shall be entitled to settle or contest any other issue raised by the Internal Revenue Service or any other taxing authority. The Executive shall cooperate with the Company in any proceedings relating to the determination and assessment of any Excise Tax and shall not take any position or action that would materially increase the amount of any Gross-Up Payment hereunder.

        14.     Effect of Agreement on Other Benefits.

        Except as specifically provided in this Agreement, the existence of this Agreement shall not be interpreted to preclude, prohibit or restrict the Executive s participation in any other employee benefit or other plans or programs in which he currently participates.

        15.     Assignability; Binding Nature.

        This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs (in the case of the Executive) and permitted assigns. No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company except that such rights or obligations may be assigned or transferred in connection with the sale or transfer of all or substantially all of the assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law. The Company further agrees that, in the event of a sale or transfer of assets as described in the preceding sentence, it shall take whatever action it legally can in order to cause such assignee or transferee to expressly assume the liabilities, obligations and duties of the Company hereunder. No rights or obligations of the Executive under this Agreement may be assigned or transferred by the Executive other than his rights to compensation and benefits, which may be transferred only by will or operation of law, except as provided in Section 24 below.

        16.     Representation.

        The Company represents and warrants that it is fully authorized and empowered to enter into this Agreement and that the performance of its obligations under this Agreement will not violate any agreement between it and any other person, firm or organization.

        17.     Entire Agreement.

        This Agreement contains the entire understanding and agreement between the Parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the Parties with respect thereto.

        18.     Amendment or Waiver.

        No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by the Executive and an authorized officer of the Company. No waiver by either Party of any breach by the other Party of any condition or provision contained in this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the Executive or an authorized officer of the Company, as the case may be.

        19.     Severability.

        In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

        20.     Survivorship.

        The respective rights and obligations of the Parties hereunder shall survive any termination of the Executive s employment to the extent necessary to the intended preservation of such rights and obligations.

        21.              Beneficiaries/References.

        The Executive shall be entitled, to the extent permitted under any applicable law, to select and change a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following the Executive s death by giving the Company written notice thereof. In the event of the Executive’s death or a judicial determination of his incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

        22.     Governing Law/Jurisdiction.

        This Agreement shall be governed by and construed and interpreted in accordance with the laws of New York without reference to principles of conflict of laws, except insofar as the Delaware General Corporation Law, federal laws and regulations may be applicable. Subject to Section 11, the Company and the Executive hereby consent to the jurisdiction of any or all of the following courts for purposes of resolving any dispute under this Agreement: (i) the United States District Court for New York , (ii) any of the courts of the State of New York , or (iii) any other court having jurisdiction. The Company and the Executive further agree that any service of process or notice requirements in any such proceeding shall be satisfied if the rules of such court relating thereto have been substantially satisfied. The Company and the Executive hereby waive, to the fullest extent permitted by applicable law, any objection which it or he may now or hereafter have to such jurisdiction and any defense of inconvenient forum.

        27.     Notices.

        Any notice given to a Party shall be in writing and shall be deemed to have been given when delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the Party concerned at the address indicated below or to such changed address as such Party may subsequently give such notice of:

If to the Company:	Footstar, Inc .
One Crosfield Road
West Nyack, New York 10994
Attention: Vice President and General Counsel

If to the Executive:	_________________.
_________________
_________________

        28.     Headings.

        The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

        29.     Counterparts.

        This Agreement may be executed in counterparts.

        IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

FOOTSTAR, INC. By: TERRY R. LAUTENBACH —————————————— Name: Terry R. Lautenbach Title: Compensation Committee Chair

EXECUTIVE NEELE E. STEARNS, JR. —————————————— Neele E. Stearns, Jr.

AMENDMENT TO FOOTSTAR, INC.
Employment Agreement for NEELE E. STEARNS

The Employment Agreement dated September 12, 2003 by and between Footstar, Inc. (together with its successors and assigns permitted under the Agreement, the “Company”) and Neele E. Stearns, Jr. (the “Executive”) is on this 26 day of November 2003 amended as follows:

Section (1) Definitions shall be amended to include the following definitions:

(j)     “Original Term of Employment” shall have the meaning set forth in Section 2 below.

(k)     “Renewal Term” shall have the meaning set forth in Section 2 below

Section (2) Term of Employment shall be deleted and replaced with the following:

(a)	The term of the Executive’s employment under this Agreement shall commence on September 12, 2003 (the “Effective Date”) and end on December 31, 2003 (such period, the “Original Term of Employment”). The Original Term of Employment shall be automatically renewed for additional one month periods (the “Renewal Terms”) unless at least 30 days prior to the expiration of the Original Term of Employment or any Renewal Term, either party notifies the other Party in writing that he or it is electing to terminate this Agreement at the expiration of the then current Term of Employment. “Term of Employment” shall mean the Original Term of Employment and all Renewal Terms.

(b)	Notwithstanding anything in this Agreement to the contrary, at least 30 days prior to the expiration of the Original Term of Employment, the Parties shall meet to discuss this Agreement and may agree in writing to extend and/or modify any of the terms of this Agreement.

All other terms and conditions of the Employment Agreement dated September 12, 2003 shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

FOOTSTAR, INC. TERRY R. LAUTENBACH By: —————————————— Terry R. Lautenbach Title: Compensation Committee Chair

EXECUTIVE NEELE E. STEARNS By: —————————————— Neele E. Stearns

SECOND AMENDMENT TO FOOTSTAR, INC.
Employment Agreement for NEELE E. STEARNS

The Employment Agreement dated September 12, 2003, amended November 26, 2003 by and between Footstar, Inc. (together with its successors and assigns permitted under the Agreement, the “Company”) and Neele E. Stearns, Jr. (the “Executive”) is further amended, effective January 16, 2004, as follows:

Section (1) Definitions shall be amended to delete the following definitions:

        (c)     “Cause”

        (e)     “Constructive Termination Without Cause”

        (i)     “Termination Without Cause”

Section (2):   Term of Employment. Section 2 (a) and (b) shall be deleted and Section (2) amended to reflect that effective March 1, 2004 Executive’s employment shall be on a per diem basis, as needed.

Section (3):   Position, Duties and Responsibilities. Section 3(a) shall be amended to reflect Executive shall serve as interim Vice Chairman of the Board of Directors and shall continue to serve as a director of the Company. Executive shall perform such duties and responsibilities as shall be agreed upon with the Chairman of the Board in consultation with the Board of Directors.

Section (4):   Base Salary. Section 4 shall be amended to reflect that effective March 1, 2004 the Executive shall be paid $5,000 per diem on an as needed basis.

Section (6):   Employee Benefits. Section 6(a) shall be amended to reflect that effective March 1, 2004 Executive shall not participate in employee benefits programs; Section 6(b) (i) through (v) shall be deleted.

Section (7):   Disability. Section 7 shall be deleted in its entirety.

Section (8):   Termination of Employment. Section 8 shall be deleted in its entirety.

Except as otherwise amended herein all other terms and conditions of the Employment Agreement dated September 12, 2003 as amended on November 26, 2003, shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

FOOTSTAR, INC. TERRY R. LAUTENBACH By: —————————————— Terry R. Lautenbach Title: Compensation Committee Chair

EXECUTIVE NEELE E. STEARNS By: —————————————— Neele E. Stearns